                                                              EXHIBIT 10.10.4
                      ADDENDUM TO SECTION X - ADDITIONAL PROVISIONS

These Additional Provisions to Toyota Dealer Agreement ("Additional Provisions") are entered into as of DECEMBER 23, 1996 among DISTRIBUTOR, DEALER, LITHIA MOTORS, INC., an Oregon corporation, (hereinafter "LITHIA"), LITHIA HOLDING COMPANY, L.L.C., an Oregon limited liability company ("hereinafter "HOLDING") and SIDNEY B. DEBOER (hereinafter "DeBoer") and form a part of and are incorporated into the Dealer Agreement.

                                    RECITALS
                                    --------
     1. DISTRIBUTOR and DEALER have entered Into a Toyota Dealer Agreement (the "Dealer Agreement") dated as of NOVEMBER 15, 1996.

     2. LITHIA is the 100% shareholder of DEALER, HOLDING is the controlling (defined below) shareholder of LITHIA, DeBoer is the controlling manager of HOLDING. For the purposes of these Additional Provisions, the terms "control", "controlling" and "controlled" have meanings given to them in Rule 405 under the Rules and Regulations of the Securities Act of 1933, as amended.

     3. The current ownership of the outstanding stock of LITHIA is as follows:



              Share of Total     Type of   Votes Per    Share of
             Outstanding Stock    Stock      Share       Total
           ---------------------------------------------------------

HOLDING        NOT LESS THAN      COMMON       10     NOT LESS THAN
                    55%           CLASS B                 93.75%

OTHERS         NOT MORE THAN      COMMON        1     NOT MORE THAN
                    45%           CLASS A                  6.25%




     4.   The Members of HOLDING are as follows:


                                        Share of Units
                                        --------------

          Sidney B. DeBoer              58.125%
          Manfred L. Heimann            34.875%
          R. Bradford Gray               7.000%

          The controlling Manager of HOLDING Is:

          Sidney B. DeBoer

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

     5. HOLDING, DEALER, DeBoer and LITHIA are hereinafter collectively referred to as the "LITHIA Parties". DISTRIBUTOR and the LITHIA Parties are hereinafter referred to as the "Parties".

     6. The Parties wish to enter into these Additional Provisions for the purpose of agreeing to be bound by the terms of these Additional Provisions, which are a part of and are incorporated into the Dealer Agreement.

          NOW THEREFORE, in consideration for the mutual agreements contained herein and in the Dealer Agreement, the Parties agree as follows:

A. GENERAL

     1. DISTRIBUTOR and LITHIA have entered into an Agreement dated SEPTEMBER 30, 1996 (the "Agreement") relating, among other matters, to the number of Toyota and Lexus dealerships which may be acquired by LITHIA and its affiliates and to certain aspects of the management of Toyota and Lexus dealerships owned by LITHIA. The LITHIA Parties agree that the Agreement is incorporated into and forms a part of the Dealer Agreement and these Additional Provisions. To the extent that any provision of the Agreement is inconsistent with the Dealer Agreement or these Additional Provisions, the provisions of the Agreement shall be controlling.

     2. The LITHIA Parties acknowledge and agree that if any provision of these Additional Provisions is violated in any material respect by any of the LITHIA Parties, DISTRIBUTOR will have the right to terminate the Dealer Agreement on sixty (60) days' written notice to DEALER, if DEALER fails to cure such violation prior to the expiration of such sixty (60) days.

     3. The LITHIA Parties agree to comply with all Toyota policies, including all Market Representation policies.

B.   PROVISIONS RELATING TO THE STRUCTURE OF DEALER

     1. SINGLE PURPOSE ENTITY. DEALER will be maintained as a separate legal entity, and will not engage in any business other than the operation of this Toyota Kia dealership and activities related hereto.

     2. NO MERGER, CONSOLIDATION, ETC. DEALER will not be merged with or into, or be consolidated with, or acquire substantially all of the assets of, any other entity, without the prior written consent of DISTRIBUTOR, in its sole discretion.

C.   PROVISIONS RELATING TO MANAGEMENT

     1. ROLE OF DEBOER. DeBoer will remain actively involved in the management of all aspects of the operations of DEALER. The LITHIA Parties have identified DeBoer as the LITHIA contact official set forth in paragraph 8 of the Agreement.

               a). DeBoer will be an officer of DEALER. DeBoer, in consultation with management of LITHIA, will have complete control over all management decisions of DEALER or relating to DEALER.

               b). The General Manager will report directly to and be responsible to DeBoer.

               c). DISTRIBUTOR may rely on oral or written communications and agreements from DeBoer as being the binding agreements of DEALER, without any duty of the DISTRIBUTOR to confirm that such communication or agreement has been duly authorized by the Board of Directors of DEALER, LITHIA, or any other individual or entity.

     2. SUCCESSORS TO DEBOER. In the event that DeBoer wishes to discontinue his role in the management of DEALER as set forth in Section C.1., such action may be taken only with the prior written consent of DISTRIBUTOR. Such consent of DISTRIBUTOR may be conditioned on transfer of DeBoer's management responsibilities to an individual or individuals approved by DISTRIBUTOR, taking into amount such factors as DISTRIBUTOR reasonably deems to be relevant and are consistent with all applicable laws.

     3.   ROLE OF THE GENERAL MANAGER.

          a). STEPHEN R. PHILLIPS or any subsequent General Manager of DEALER approved by DISTRIBUTOR, will serve exclusively as General Manager of the Toyota operation and any other line-make that DISTRIBUTOR has consented may be dueled with Toyota, on a full time basis and will not have any management responsibilities with inspect to any other dealership or business.

          b). The General Manager will have responsibility for and authority with respect to the day-to-day operations of DEALER in the ordinary course of business, under the supervision of LITHIA, and the General Manager will have the following authority, without the need for obtaining the prior approval of any other person:

               (i)   the authority to hire or terminate and employee of DEALER.

               (ii)  the authority to order vehicles and other products.

               (iii) the authority to place advertising.

               (iv) the authority to communicate with DISTRIBUTOR with respect to all aspects of the business of DEALER,

               (v) the authority to approve expenditure by DEALER in the ordinary course of business in amounts of less than $50,000 per item.

D.   PROVISIONS RELATING TO CAPITALIZATION AND ACCOUNTING

     1. No distributions will be made by DEALER to LITHIA if such distributions would cause DEALER to fail to meet any of DISTRIBUTOR's capitalization requirements, including but not limited to net working capital requirements.

     2. The operations and financial results of DEALER will be reported to DISTRIBUTOR separately from those of any other entity, business or activity, including but not limited to any of the LITHIA Parties and any other dealerships directly or Indirectly owned or controlled by any of the LITHIA Parties.

     3. DEALER is currently dueled with KIA. There should be no change in the line makes operating in DEALER's facility without the prior written consent of DISTRIBUTOR. DEALER will maintain a separate and permanent personnel staff and separate retail operations from other dealerships directly or Indirectly owned by any of the LITHIA Parties.

     4. DEALER shall not combine Its used car operation with that of any other entity, including any other dealerships direct or indirectly owned by any of the LITHIA Parties.

E.   PROVISIONS RELATING TO OWNERSHIP

     1. CHANGES IN INDIRECT OWNERSHIP. In addition to the right of DISTRIBUTOR to approve changes in ownership of DEALER, as Set forth in the Dealer Agreement and the Agreement, DISTRIBUTOR shall also have the right, in compliance with applicable laws, to approve transfers In ownership in LITHIA by HOLDING, will have the right to approve any transfer in management or ownership of HOLDING which results in DeBoer no longer being the controlling manager of HOLDING, and will have the right to approve any change in this ownership or capital structure of LITHIA which results in DeBoer's no longer having a majority of the voting power of LITHIA.

     2. DIRECTORS. LITHIA shall provide a list of all current members of its Board of Directors, and resumes for each Director, to DISTRIBUTOR, and provide such Information for each now member.

     3. SUCCESSORS AND ASSIGNS. In the event there is a request for transfer of any interest of the LITHIA Parties in accordance with the provisions of the Dealer Agreement, the Agreement and these Additional Provisions, as a condition to such transfer, the transferee must agree, in writing, to be bound by all of the terms and provisions of the Dealer Agreement, the Agreement and these Additional Provisions, such agreement to be in form and substance reasonably acceptable to DISTRIBUTOR.

F.   FACILITIES

     1. DEALER acknowledges that its current facility, designated in Section VII of this Agreement, is deficient in the following respects:

               Service Dept.     (3,375)
               Service Stalls        (5)

          DEALER understands and agrees that, to the extent DISTRIBUTOR has permitted or will permit DEALER to continue Toyota operations without full compliance with Toyota facility national minimum standards or DISTRIBUTOR directives, or both, such conduct by the DISTRIBUTOR shall not constitute a waiver of such standards or directives.

     Further, DISTRIBUTOR may, at any time, amend this Agreement to establish a timetable for DEALER to fully comply with DISTRIBUTOR's minimum facility requirements.

2. DEALER acknowledges that the facility designated In Section VII of this Toyota Dealer Agreement is severely deficient in its appearance and does not project Toyota's #1 image, nor does it most Image USA requirements. DEALER agrees to rectify these deficiencies in accordance with the following timetable:

                                              DATE OF
          ACTION                             COMPLETION
          ------                             ----------
     Complete an exterior/fascia upgrade     12/01/97
       utilizing the Image USA theme.

       Complete an interior modernization/   12/01/97
       upgrade utilizing the Image USA themes.

     DEALER understands and agrees that any provision set forth above that contemplate action to be taken by DEALER after the expiration of this Agreement are advisory only and that DISTRIBUTOR shall have no obligation to extend this Agreement or to offer DEALER a subsequent Toyota Dealer Agreement. DISTRIBUTOR does intend, however, to grant a subsequent Toyota Dealer Agreement to DEALER provided that DEALER is in full compliance with all of the terms and conditions of this Agreement, as well as any reasonable requirements imposed by DISTRIBUTOR from time to time.

IN WITNESS WHEREOF, the Parties have executed these Additional Provisions as of the date first above written.


TOYOTA MOTOR SALES, USA., INC.     LITHIA MOTORS, INC.

By:/s/JIM LENTZ               By:/s/SIDNEY B. DEBOER
   ------------                  -------------------
   Jim Lentz
Title:General Manager         Title:President
      ---------------               ---------


LITHIA HOLDING CO., L.L.C.

By:/s/SIDNEY B.DEBOER              /s/SIDNEY B. DEBOER
   ------------------              -------------------
Title:                             Sidney B. DeBoer
      ---------------


LITHIA TKV, INC.

By:/S/SIDNEY B. DEBOER
   -------------------
Title:President
      ---------

TOYOTA MOTOR SALES, USA., INC.


By:/s/YOSHIO ISHIZAKA
   -------------------
   Mr. Yoshio Ishizaka
Title:President
      ---------